UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 28, 2008

Date of Report (Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square, Suite 300 211 N. Robinson Avenue
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
          On August 28, 2008, Tronox Incorporated (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that it is not in compliance with the NYSE’s continued listing standard regarding the average closing price of its Class B Common Stock. The NYSE’s notice indicated that the average closing price of the Company’s Class B Common Stock was less than $1.00 over the 30 consecutive trading day period ended August 27, 2008.
          The Company must bring its average share price back above $1.00 by six months following receipt of the notice and must notify the NYSE within 10 business days of to acknowledge receipt of the notice and indicate its intent to cure the deficiency or be subject to delisting or suspension procedures.
          On August 21, 2008, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission regarding its failure to satisfy a different NYSE listing standard regarding its average market capitalization. The Company has not decided on what action, if any, it will take with respect to its failure to satisfy NYSE listing standards. If the Company fails to cure its listing deficiencies, the NYSE will commence suspension and delisting procedures.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: September 2, 2008